UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 30, 2011

Tortoise Capital Resources Corporation
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 Ash Street, Suite 300, Leawood, KS	66211
(Address of Principal Executive Offices)	(Zip Code)

(913) 981-1020
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 30, 2011, the Company announced that it has acquired a 40 percent undivided interest in the Eastern Interconnect Project for approximately $16.1 million, including the assumption of $3.4 million of debt. These transmission assets move electric power across New Mexico between Albuquerque and Clovis. The physical assets include 216 miles of 345 kilovolts transmission lines, towers, easement rights, converters and other grid support components. The project is leased on a triple net basis through April 1, 2015 to Public Service Company of New Mexico, an independent electric utility company serving approximately 500,000 customers in New Mexico. Public Service Company of New Mexico is a subsidiary of PNM Resources (NYSE: PNM).

At the time of expiration of the lease, the lease can be renewed by the lessee, the lessee may choose to repurchase the Eastern Interconnect Project at fair value, or the lease can be allowed to expire.

A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated June 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORTOISE CAPITAL RESOURCES CORPORATION

Dated:  July 6, 2011                                                                               By:  /s/ Terry Matlack
                                     Terry C. Matlack
                                     Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 30, 2011